Exhibit 99.1

ScanTech AI Systems Provides

Update on Nasdaq Trading,

Hearings Process, and Ongoing

Restructuring Discussions

Your publication date and time will appear here. | Source: ScanTech AI Systems Inc.

Atlanta, GA, Jan. 06, 2026 (GLOBE NEWSWIRE) -- ScanTech AI Systems Inc. (the "Company" or "ScanTech AI") (Nasdaq: STAI), today provided an update regarding its previously disclosed Nasdaq listing compliance process and ongoing restructuring and creditor management discussions.

As previously announced, the Company has requested a hearing before the Nasdaq Hearings Panel in connection with a determination by Nasdaq’s Listing Qualifications Department. The hearing is currently scheduled for January 22, 2026. The Company’s securities remain listed on Nasdaq pending the outcome of the hearings process.

The Company has timely submitted its written submission to the Nasdaq Hearings Panel in accordance with Nasdaq Listing Rule 5815.

In connection with the matters identified by Nasdaq, the Company has taken corrective and procedural actions, including the filing of its most recent periodic report and the implementation of a 1-for-20 reverse stock split, which became effective for trading on December 16, 2025.

In parallel, the Company continues to evaluate its capital structure and liquidity position and is engaged in ongoing discussions with certain creditors regarding potential restructuring, amendment, or other resolution of outstanding obligations. These discussions are ongoing, and no definitive agreements have been reached. The Company may dispute certain asserted defaults or amounts. There can be no assurance as to the timing or outcome of these discussions.

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The Company continues to work with its advisors to address its listing compliance matters and broader restructuring considerations in an orderly manner.

There can be no assurance regarding the outcome of the Nasdaq hearings process, the Company’s ability to regain or maintain compliance with Nasdaq listing standards, or the outcome of the Company’s restructuring and creditor management efforts.

About ScanTech AI

ScanTech AI Systems Inc. (Nasdaq: STAI) has developed one of the world’s most advanced non-intrusive ‘fixed-gantry’ CT screening technologies. Utilizing proprietary artificial intelligence and machine learning capabilities, ScanTech AI’s state-of-the-art scanners accurately and quickly detect hazardous materials and contraband. Engineered to automatically locate, discriminate, and identify threat materials and items of interest, ScanTech AI’s solutions are designed for use in airports, seaports, borders, embassies, corporate headquarters, government and commercial buildings, factories, processing plants, and other facilities where security is a priority.

For more information, visit www.scantechais.com and investor.scantechais.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “potential,” and similar expressions. Forward-looking statements in this press release include, without limitation, statements regarding: the Nasdaq hearings process (including the timing of the hearing and any outcome of the Nasdaq Hearings Panel process); the Company’s ability to regain or maintain compliance with Nasdaq listing standards; the Company’s evaluation of its capital structure and liquidity position; and the status, timing, and outcome of the Company’s ongoing discussions with certain creditors regarding potential restructuring, amendment, or other resolution of outstanding obligations (including any disputes regarding asserted defaults or amounts).

These forward-looking statements are based on current expectations and assumptions and on information available to management as of the date of this release, and they involve risks and uncertainties, many of which are outside the Company’s control. Actual results could differ materially from those expressed or implied by these forward-looking statements due to a variety of factors, including, without limitation: the outcome of the Nasdaq hearings process and any related determinations by Nasdaq; the Company’s ability to regain or maintain compliance with Nasdaq listing standards; the Company’s ability to implement and execute plans intended to address listing compliance matters and liquidity considerations; market and trading conditions; the Company’s ability to reach definitive agreements with creditors (if at all) and the timing and terms of any such agreements; the risk of unanticipated costs, claims, liabilities, or disputes arising from creditor matters or restructuring efforts; and other risks described in the Company’s filings with the Securities and Exchange Commission.

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You are encouraged to carefully review the risks and uncertainties described under “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K, its most recent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, for a more complete discussion of these and other risks and uncertainties. Except as required by law, ScanTech AI Systems Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact:

ScanTech AI Systems Inc.

D. Williams Sr. VP Sales & Investor/Government Relations

dwilliams@scantechais.com

Investor & Media Relations Contact:

International Elite Capital Inc.

Annabelle Zhang

+1(646) 866-7928

annabelle@iecapitalusa.com

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